CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

The following condensed pro forma combined balance sheet and condensed pro forma combined statement of operations, collectively, the "Pro Forma Financial
Statements", were prepared by WestCoast Hospitality Corporation ("WestCoast"),
(formerly Cavanaughs Hospitality Corporation) to illustrate the estimated effects of the business combination to be accounted for as a purchase under generally accepted accounting principles. Effective December 31, 1999, Cavanaughs Hospitality Corporation ("Cavanaughs") acquired through multiple purchase agreements all of the outstanding stock of WestCoast Hotels, Inc., a Washington corporation and 100% of the interest in Bellevue Inn LLC. Effective
February 3, 2000, the Articles of Incorporation of Cavanaughs were amended to change the name of the Registrant to WestCoast Hospitality Corporation. As used herein, "Cavanaughs" refers to the entity prior to the acquisition of WestCoast
Hotels Inc. "WestCoast Hotels" refers to the entity acquired by Cavanaughs effective December 31, 1999. "WestCoast Hospitality Corporation" refers to the combined entity of Cavanaughs and WestCoast Hotels.

The financial information of Cavanaughs and WestCoast Hotels has been combined as if the acquisition occurred as of January 1, 1999 for purposes of the condensed pro forma combined statement of operations, and as of December 31, 1999, for purposes of the condensed pro forma combined balance sheet. There are no differences between Cavanaughs' and WestCoast Hotels' accounting policies which are expected to have a material impact on the Pro Forma Combined Financial
Statements. The Pro Forma Financial Statements do not purport to present the combined financial position or results of operations if the combination had occurred at the beginning of the period or to project the combined financial position or results of operations for any future date or period.

The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Cavanaughs Hospitality Corporation, which are included in the Registrant's 1998
Form 10K and the PNWWC Holdings, Inc. (of which WestCoast Hotels, Inc. is a subsidiary), which are included elsewhere in this document.

The Pro Forma Financial Statements are presented utilizing the purchase method of accounting whereby the excess of the total purchase price over the fair value of the net tangible and identifiable intangible assets acquired is recorded as goodwill. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations.

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Cavanaughs / WestCoast Hotels
Condensed Combined Balance Sheet at December 31, 1999
(in thousands, except share data)
----------------------------------------------------------------------------------------------------------------------------
                                                                            WestCoast
                                                          Cavanaughs          Hotels           Pro Forma           Pro Forma
                                                          Historical        Historical        Adjustments           Combined
                                                          ----------        ----------       ------------          ---------
Assets:
 Current assets:
  Cash and cash equivalents                               $    3,483        $      874       $                     $   4,357
  Accounts receivable                                          6,290             1,258                                 7,548
  Income taxes refundable                                      1,708                                                   1,708
  Inventories                                                  1,016                94                                 1,110
  Prepaid expenses, deposits and other                           798                85                                   883
                                                          ----------        ----------       ------------          ---------
    Total current assets                                      13,295             2,311                                15,606

 Property and equipment, net                                 231,450             8,284              3,503 (a)        243,237
 Intangible assets, net                                        4,947               791             23,875 (b)         29,613
 Other assets, net                                             6,448             2,912             13,024 (c)         22,384
                                                          ----------        ----------       ------------          ---------

    Total assets                                          $  256,140        $   14,298       $     40,402          $ 310,840
                                                          ==========        ==========       ============          =========

Liabilities and Stockholders' Equity (Deficit):
 Current liabilities:
  Accounts payable                                        $    3,248        $    1,491       $                     $   4,739
  Accrued payroll and related benefits                         1,426             1,598                                 3,024
  Accrued interest payable                                       622                99                                   721
  Other accrued expenses                                       8,542               452                                 8,994
  Income taxes payable                                                           2,165                                 2,165
  Long-term debt, due within one year                          2,205             4,946                                 7,151
  Capital lease obligations, due within one year                 623                                                     623
                                                          ----------        ----------       ------------          ---------
    Total current liabilities                                 16,666            10,751                                27,417

 Long-term debt, due after one year                           42,100             8,710              7,000 (d)         57,810
 Notes payable to bank                                        79,900                               21,363 (e)        101,263
 Capital lease obligations, due after one year                 1,103                                                   1,103
 Deferred income taxes                                         8,741               944              5,932 (b)         15,617
 Minority interest in partnerships                             2,798              (381)               381 (c)          2,798
                                                          ----------        ----------       ------------          ---------
    Total liabilities                                        151,308            20,024             34,676            206,008
                                                          ----------        ----------       ------------          ---------

Stockholders' equity:
    Total stockholders' equity (deficit)                     104,832            (5,726)             5,726            104,832
                                                          ----------        ----------       ------------          ---------

    Total liabilities and stockholders' equity            $  256,140        $   14,298       $     40,402          $ 310,840
                                                          ==========        ==========       ============          =========

See notes to condensed pro forma combined balance sheet and statement of operations


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Cavanaughs / WestCoast Hotels
Condensed Combined Statement of Operations
for the year ended December 31, 1999
(in thousands, except per share data)
----------------------------------------------------------------------------------------------------------------------
                                                                          WestCoast
                                                        Cavanaughs          Hotels         Pro Forma         Pro Forma
                                                        Historical        Historical      Adjustments         Combined
                                                        ----------        ----------     ------------        ---------
Revenues:
 Hotels and Restaurants                                 $   92,808        $   36,835     $    (21,579)(f)    $ 105,609
                                                                                               (2,455)(g)
 Franchise and Central Services                                                                 2,455 (g)        2,455
 TicketsWest.com                                             7,181                                               7,181
 Real Estate Division                                        9,649                                               9,649
 Corporate Services                                            417                                                 417
                                                        ----------        ----------     ------------        ---------
   Total revenues                                          110,055            36,835          (21,579)         125,311
                                                        ----------        ----------     ------------        ---------

Operating expenses:
 Direct:
  Hotels and Restaurants                                    68,150            31,006          (20,736)(f)       77,165
                                                                                               (1,255)(g)
  Franchise and Central Services                                                                1,255 (g)        1,255
  TicketsWest.com                                            6,683                                               6,683
  Real Estate Division                                       4,469                                               4,469
  Corporate Services                                           181                                                 181
  Depreciation and amortization:
   Hotels and Restaurants                                    5,951             3,597           (2,233)(f)        7,188
                                                                                                 (127)(h)
   Franchise and Central Services                                                                 422 (h)          422
   TicketsWest.com                                             110                                                 110
   Real Estate Division                                      1,328                                               1,328
   Corporate Services                                          543                                                 543
                                                        ----------        ----------     ------------        ---------
    Total direct expenses                                   87,415            34,603          (22,674)          99,344

 Undistributed corporate expenses                            1,605               178                             1,783
                                                        ----------        ----------     ------------        ---------
    Total expenses                                          89,020            34,781          (22,674)         101,127
                                                        ----------        ----------     ------------        ---------







Operating income                                        $   21,035        $    2,054     $      1,095            $  24,184

Other income (expense), net                                 (9,126)           (6,439)           5,515 (f)          (12,690)
                                                                                               (2,150)(i)
                                                                                                 (490)(j)
                                                        ----------        ----------     ------------            ---------
Income (loss) before income taxes                           11,909            (4,385)           3,970               11,494
Income tax provision (benefit)                          $    3,737        $   (1,225)    $      1,080 (k)        $   3,592
                                                        ----------        ----------     ------------            ---------
Income (loss) before extraordinary item
 and cumulative effect of change in
 accounting principle                                   $    8,172            (3,160)           2,890            $   7,902
                                                        ==========        ==========     ============            =========

Income per share before extraordinary
 item and cumulative effect of change
 in accounting principle                                $     0.64                                               $    0.62
                                                        ==========                                               =========

Weighted average shares outstanding - basic                 12,755                                                  12,755
                                                        ==========                                               =========

Weighted average shares outstanding - diluted               13,096                                                  13,096
                                                        ==========                                               =========

See notes to condensed proforma combined balance sheet and statement of operations

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 NOTES TO CONDENSED PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS


Cavanaughs acquired WestCoast Hotels on January 4, 2000 with an effective date of December 31, 1999. The acquisition has been accounted for as a purchase. The amounts reported as "Cavanaughs Historical" on the balance sheet herein are the accounts of Cavanaughs as of December 31, 1999 immediately prior to the acquisition of WestCoast Hotels. Since the acquisition was effective on December 31, 1999, the consolidated balance sheet of WestCoast Hospitality Corporation which will be included in the Company's 1999 Form 10-K, will include the WestCoast Hotels acquisition.

The following balance sheet adjustments were made to reflect the combination of Cavanaughs and WestCoast Hotels as of December 31, 1999.

(a) The purchase price has been allocated to the acquired buildings, furniture and fixtures as follows based upon the estimated fair value of the components (in thousands):

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                                                                                                Depreciable
                                                                              Amount               Life
                                                                         ---------------        -----------
              Buildings                                                  $        11,188          35 years
              Furniture and fixtures                                                 599          15 years
                                                                         ---------------
                                                                         $        11,787
              WestCoast Hotels historical carrying value                           8,284
                                                                         ---------------
              Pro forma adjustment                                       $         3,503
                                                                         ===============

(b) Represents the purchase price in excess of the estimated fair values of tangible and identifiable intangible assets acquired and liabilities assumed as follows (in thousands):

             Purchase price and liabilities assumed:
                Cash paid through draw on line-of-credit                                         $        21,363
                Note payable issued                                                                        7,000
                Debt and other liabilities assumed                                                        17,150
                Deferred taxes related to the acquisition                                                  6,876
                                                                                                 ---------------

             Total purchase price and liabilities assumed                                                 52,389
                                                                                                 ---------------

             Fair value of assets acquired:
                Management and marketing contracts                                                         5,063
                Partnership interests and purchase option contracts                                       10,873
                Property and equipment                                                                    11,787
                                                                                                 ---------------
                                                                                                          27,723
                                                                                                 ---------------
             Excess purchase price allocated to goodwill to be
                amortized over 40 years                                                          $        24,666
                                                                                                 ===============

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(c)      The purchase price has been allocated to the acquired management and marketing contracts, partnership interests, purchase option contracts and other assets. The estimated fair values of the contracts are being amortized over the weighted average remaining term of the contracts.

(d) Represents the amount of the purchase price which will be financed through issuance of 7% bonds payable.

(e) Represents the amount of the purchase price which will be financed by the Company's revolving line-of-credit agreement.

The following adjustments were made to the pro forma statement of operations to reflect the combination of Cavanaughs and WestCoast Hotels as if they occurred on January 1, 1999. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations of the combined companies.

(f) On December 31, 1999, WestCoast Hotels formed Paramount Hotels, LLC into which the assets of several subsidiary corporations of WestCoast Hotels were contributed. The proforma adjustment represents the revenues and expenses associated with operations of these entities for the year ended December 31, 1999 as these entities were not acquired by Cavanaughs.

(g) Represents marketing services revenues and expenses which will be reported as Franchise and Central Services division.

(h) Represents the change in depreciation and amortization expense from the historical amounts for the WestCoast Hotels based on the depreciation and amortization of the allocated purchase price over the estimated remaining lives of the acquired assets.

(i) Represents the additional interest expense which would be incurred by the Company based on the purchase price of WestCoast Hotels, which will be financed under the Company's revolving line-of-credit agreement and a rate increase to the Company's existing debt. The existing amount outstanding under the Company's line-of-credit agreement are also based on a variable rate which will be increased 40 basis points as a result of this purchase transaction. The interest rate used in the pro forma adjustments was 8.02% based upon the average borrowing rate under the Company's line-of-credit agreement. If the rate increased or decreased by 0.25%, the Company's pro forma interest expense, net income and earnings per share for the year ended December 31, 1999 would increase or decrease by approximately $251,000, $166,000, and $0.01, respectively.

(j) Represents additional interest expense which would be incurred by the Company related to the $7 million bonds at 7% issued as part of the purchase price.

(k) Represents estimated income taxes related to the tax effects of pro forma adjustments.


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